As filed with the Securities and Exchange Commission on October 24, 1995
                                        Registration No. 33-85224

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                         ______________
                POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                     Form S-11 and Form S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________

          The CIT Group Securitization Corporation II
                  The CIT Group Holdings, Inc.
(Exact name of each registrant as specified in its governing instruments)
                       __________________
       Delaware                                     22-3328188
       Delaware                                     13-2994534
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification No.)
                         650 CIT Drive
                 Livingston, New Jersey  07039
                         (201) 740-5000
            (Address of principal executive office)
                   _________________________
                        ERNEST D. STEIN
     Executive Vice President, General Counsel & Secretary
                  The CIT Group Holdings, Inc.
                  1211 Avenue of the Americas
                   New York, New York  10036
            (Name and address of agent for service)
          Please send copies of all communications to:
                     PAUL N. WATTERSON, JR.
                      Schulte Roth & Zabel
                        900 Third Avenue
                   New York, New York  10022
                   _________________________
   Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this Amendment.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                   _________________________
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            PART II.

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 35.  Financial Statements and Exhibits

      (a)   Financial Statements:

      Not Applicable

   (b)   Exhibits:

   1.1*       Form of Underwriting Agreement
3(i).1*       Certificate of Incorporation of The CIT Group Securitization
              Corporation II
3(i).2        Certificate of Amendment of the Certificate of Incorporation
              of The CIT Group Securitization Corporation II
3(ii).1*      Bylaws of The CIT Group Securitization Corporation II
    4.1*      Form of Pooling and Servicing Agreement
    4.2*      Form of Limited Guarantee
    5.1*      Opinion and Consent of Schulte Roth & Zabel
    8.1*      Opinion of Schulte Roth & Zabel as to tax matters
   10.1*      Form of Sale and Purchase Agreement
   10.2*      Form of Subsequent Sale and Purchase Agreement
   12.1*      Computation of Ratios of Earnings to Fixed Charges
   24.1*      Consent of Schulte Roth & Zabel (included as part of Exhibit
              5.1)
   24.2*      Consent of KPMG Peat Marwick LLP
   25.1*      Powers of attorney of The CIT Group Securitization
              Corporation II (included on page II-6)
   25.2*      Powers of attorney of The CIT Group Holdings, Inc.

   ______________
   *  Previously Filed


Item 36.  Undertakings.

   The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by CIT pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (5) That, for purposes of determining any liability under Securities Act, each filing of CIT's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

   The undersigned Registrants hereby agree to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Livingston, State of New Jersey, on October 24, 1995.

                          THE CIT GROUP SECURITIZATION CORPORATION II


                         By:  /s/ James J. Egan, Jr.
                              Name:   James J. Egan, Jr.
                              Title:  President

                         *By: /s/ James J. Egan, Jr.
                              Name:   James J. Egan, Jr.
                              Title:  Attorney-in-Fact

                       POWER OF ATTORNEY

   Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James J. Egan, Jr., Joseph M. Leone and Norman H. Rosen, or any of them (with the full power of each of them to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                    Title          Date

       *                 President and Director    October 24, 1995
James J. Egan, Jr.

/s/ Richard W. Bauerband Executive Vice President October 24, 1995 Richard W. Bauerband

       *                 Vice President and        October 24, 1995
Edward A. Farley         Director

/s/ Frank Garcia         Vice President,           October 24, 1995
Frank Garcia             Treasurer and Controller
                         (principal financial and
                         accounting officer)

Original powers of attorney authorizing James J. Egan, Jr., Joseph M. Leone and Norman H. Rosen and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by the Corporation and available for examination pursuant to Item 302(b) of Registration S-T.

                           SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on October 24, 1995.

                                        THE CIT GROUP HOLDINGS, INC.


                         By:   /s/ Ernest D. Stein
                             Ernest D. Stein
                             Executive Vice President,
                             General Counsel and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature and Title                              Date

   *
______________________                    October 24, 1995
Albert R. Gamper, Jr.
President, Chief, Executive
Officer, and Director
principal executive officer)

   *
_______________________                   October 24, 1995
Hisao Kobayashi
Director

   *
_______________________                   October 24, 1995
Michio Murata
Director

   *
_______________________                   October 24, 1995
Joseph A. Pollicino
Director

   *
_______________________                   October 24, 1995
Paul N. Roth
Director

   *
_______________________                   October 24, 1995
Hideo Kitahara
Director

Signature and Title                              Date


   *
_______________________                   October 24, 1995
Peter J. Tobin
Director

   *
_______________________                   October 24, 1995
Toshiji Tokiwa
Director

   *
_______________________                   October 24, 1995
Keiji Torii
Director

   *
_______________________                   October 24, 1995
William H. Turner
Director


/s/ Joseph Leone                          October 24, 1995
Joseph Leone
Executive Vice President
and Chief Financial Officer
(principal financial and
accounting officer)



*By /s/ Ernest D. Stein                   October 24, 1995
   Ernest D. Stein
   Attorney-in-Fact


   Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein, and Donald J. Rapson and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by The CIT Group Holdings, Inc. and available for examination pursuant to Item 302(b) of Regulation S-T.